EXHIBIT 10.5
FORM OF
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement, made and entered into as of the 4th day of August, 2009 (“Agreement”), by and between The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Company”), and [ ] (“Indemnitee”):
     WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the business enterprise itself;
     WHEREAS, the uncertainties relating to such insurance and to indemnification have in-creased the difficulty of attracting and retaining such persons;
     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
     WHEREAS, this Agreement is a supplement to and in furtherance of the charter of the Company (the “Charter”) and the by-laws of the Company (the “By-Laws”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, Section 2-418 of the Maryland General Corporation Law (the “MGCL”) expressly recognizes that the indemnification provisions of such section are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Charter, the By-Laws, a resolution of stockholders or directors, any agreement or otherwise;

     WHEREAS, the indemnification provisions of the Charter and By-Laws are nonexclusive and, therefore, contemplate that contracts may be entered into with respect to indemnification of directors, officers, employees and agents;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee, intending to be legally bound, do hereby covenant and agree as follows:
     Section 1. Services by Indemnitee.
     Indemnitee agrees to serve as a director, officer, employee and/or agent of the Company and/or any of its subsidiaries and may serve, at the request of the Company, as a director, officer, employee and/or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (a “Relevant Enterprise”). Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries), if any, is “at will,” and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company and/or any of its subsidiaries, under applicable law, by the relevant company’s charter or by-laws (or other relevant organizational documents). The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer, employee and/or agent, as the case may be, of the Company and its subsidiaries or of a Relevant Enterprise.
     Section 2. Indemnification — General
     The Company, without duplication, shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) (subject to the provisions of this Agreement) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3.	Proceedings Other Than Proceedings by or in the Right of the Company and/or any of its Subsidiaries.
     Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status (as hereinafter defined), he or she is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company and/or any of its subsidiaries. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, unless it is established that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 4.	Proceedings by or in the Right of the Company and/or any of its Subsidiaries.
     Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of the Company and/or any of its subsidiaries to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses), judgments, penalties, tines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding, unless it is established that (a) the act or omission of Indemnitee was material to the matter giving rise to such a Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty or (b) Indemnitee actually received an improper personal benefit in money, property or services. Indemnitee is not entitled to indemnification in connection with any Proceeding by or in the right of the Company in which he or she was adjudged liable to the Company, except as provided in Section 5 of this Agreement.
     Section 5. Court-Ordered Indemnification.
     Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

     (a) if it determines Indemnitee is entitled to indemnification under the MGCL, the court may order indemnification, in which case Indemnitee shall be entitled to recover, among other amounts, the expenses of securing such indemnification; or
     (b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL, shall be limited to Expenses.
     Section 6. Partial Indemnification.
     Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, without duplication, Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement {including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, without duplication, Indeinnitee for the portion to which Indemnitee is entitled.
     Section 7. Indemnification for Additional Expenses.
          (a) The Company shall indemnify, without duplication, Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within seven (7) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Charter or the By-Laws now or hereafter in effect; or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.
          (b) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
     Section 8. Advancement of Expenses.
     The Company shall advance, without duplication, all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within seven (7) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of lndemnitiee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in such form as may be required by applicable law as in effect at the time of the execution thereof, to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. The written undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 8 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
          Section 9. Procedure for Determination of Entitlement to Indemnification
          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 9(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control (as hereinafter defined) shall have occurred since the date of this Agreement, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if such a quorum consisting of Disinterested Directors cannot be obtained, then by a majority vote of a committee of the Board consisting of two or more Disinterested Directors, each of whom was duly designated to act in the matter by a majority vote of the full Board in which the members of the Board who are not Disinterested Directors may participate, or (C) if the requirements set forth in (A) or (B) above are not satisfied, or if directed by a quorum of Disinterested Directors or a majority vote of a duly authorized committee satisfying the requirements set forth in (A) or (B) above, as applicable, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven (7) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.
          (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) hereof, the Independent Counsel shall be selected as provided in this Section 9(c). The Independent Counsel shall be selected by (A) a majority vote of a quorum consisting of Disinterested Directors, or (B) if such a quorum consisting of Disinterested Directors cannot be obtained, then by a majority vote of a committee of the Board consisting of two or more Disinterested Directors, each of whom was duly designated to act in the matter by a majority vote of the full Board in which the members of the Board who are not Disinterested Directors may participate, or (C) if not selected pursuant to (A) or (B) above, by a majority vote of the full Board in which the members of the Board who are not Disinterested Directors may participate, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 18 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee, as the case may be, may petition an appropriate court of the State of Maryland (a “Maryland Court”) for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Maryland Court or by such other person as the Maryland Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. The Company shall pay, without duplication, any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 9(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          (d) The Company shall not be required to obtain the consent of Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not he unreasonably withheld.
     Section 10. Presumptions and Effect of Certain Proceedings.
          (a) Subject to Section 10(c) below, in making a determination with respect to entitlement to indemnification or the advancement of expenses hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnitication or advancement of expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of expenses in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including its Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (b) If the person, persons or entity empowered or selected under Section 9 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders of the Company pursuant to Section 9(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement.
          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order or settlement, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification. The termination of any Proceeding or of any claim, issue or matter therein by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that Indemnitee did not meet the standard of conduct described herein for indemnification.
          (d) For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in “good faith” if Indemnitee’s action is based on the records or books of account of the Company or relevant subsidiary or Relevant Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Company or relevant subsidiary or Relevant Enterprise in the course of their duties, or on the advice of legal counsel for the Company or relevant subsidiary or Relevant Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or relevant subsidiary or Relevant Enterprise. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (e) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or any of its subsidiaries or Relevant Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     Section 11. Remedies of Indemnitee.
          (a) In the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 6 or 7 of this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a Maryland Court of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 6 of this Agreement.
          (b) In the event that a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 9(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he or she prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
          (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

Section 12.	Non-Exclusivity; Survival of Rights; Insurance; Subrogation
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the relevant company’s charter or by-laws (or other relevant organizational document), any agreement approved by the board of directors, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the MGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the relevant company’s charter and bylaws (or other relevant organizational documents) and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company and its subsidiaries or of a Relevant Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.
          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
          (e) The Company’s obligations to indemnify or advance expenses hereunder to Indemnitee who is or was serving a Relevant Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Relevant Enterprise.
     Section 13. Duration of Agreement.
     This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee and/or agent of the Company and its subsidiaries or of any Relevant Enterprise; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     Section 14. Severability.
     If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 15. Exception to Right of Indemnification or Advancement of Expenses.
     Except as provided in Section 7(a) of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding (a) brought by Indemnitee (i) against the Company, unless a Change of Control shall have occurred (other than a Proceeding by Indemnitee to enforce his or her rights under this Agreement), or (ii) against any Person other than the Company, unless approved in advance by the Board; (b) instituted by Indemnitee to enforce or interpret this Agreement to the extent that a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such Proceeding were not made in good faith or were frivolous; (c) brought by the Company or any of its subsidiaries against Indemnitee prior to a Change of Control alleging (x) a willful violation by Indemnitee of the terms and conditions of any employment contract, (y) a willful misappropriation of corporate assets by Indemnitee or (z) any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Company (or its subsidiaries) or its stockholders, if the bringing of such Proceeding against Indemnitee shall have been approved or subsequently ratified by the Board; (d) if the Company has a class of equity securities registered pursuant to Section 12 of the Act, for any Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Act, or any similar successor statute; or (e) if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.
     Section 16. Identical Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same

Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
     Section 17. Headings.
     The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof
     Section 18. Definitions.
     For purposes of this Agreement:
          (a) “Change in Control” shall mean the occurrence of any of the following events:
          (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;
          (ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), but excluding the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, employees of the Company or any of its subsidiaries or any group of which any of the foregoing is a member) other than Tengelmann Warenhanclelsgesellscliaft, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, (x) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities and (y) of a greater percentage of the combined voting power of the Company’s then outstanding securities than the percentage thereof owned by Tengelmann Warenhandelsgesellschaft; or
          (iii) the stockholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, employees of the Company or any of its subsidiaries or any group of which any of the foregoing is a member) other than Tengelmann Warenhandelsgesellschaft, is or becomes the “beneficial owner” (as defined in Rule I3d-3 under the Act), directly or indirectly, (I) of 30% or more of the securities of the surviving entity and (II) of a greater percentage of the securities of the surviving entity than the percentage thereof owned by Tengelmann Warenhandelsgesellschaft or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur (x) so long as Tengelmann Warenhandelsgesellschaft (together with its affiliates) is the “beneficial owner” (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities or (y) in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.
          (b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, fiduciary or agent of the Company and its subsidiaries or of a Relevant Enterprise.
          (c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (d) “Effective Date” means the date set forth in the first paragraph of this Agreement.
          (e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.
          (f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing in the State of Maryland, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          (g) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is, may be or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee and/or agent of the Company and/or any of its subsidiaries or of a Relevant Enterprise or by reason of any action taken by him or her or of any inaction on his or her part while acting in such capacity, in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement; except for (i) one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his or her rights under this Agreement or (ii) one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee.
          Section 19. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee and/or agent of the Company and/or any of its subsidiaries and/or a Relevant Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
     Section 20. Modification and Waiver.
     To supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 21. Notice by Indemnitee.
     Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.
     Section 22. Notices.
     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after being deposited in the mail:
               (a) If to Indemnitee, at the address heretofore provided to the Company; and
(b)	If to the Company to:
The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey 07645
Attention: Vice President — Legal Services;
     or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
     Section 23. Contribution.
     To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company, on the one hand (and its directors, officers, employees and agents), and Indemnitee, on the other, in connection with such event(s) and/or transactions(s).

Section 24.	Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process.
     This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a Maryland Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of any such Maryland Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent, to the extent such party is not a resident of the State of Maryland, except where prohibited by law, to service of process in connection with any action or proceeding arising out of or in connection with this Agreement by (a) U.S. registered mail at such party’s address set forth herein, or (b) any other valid manner of service of process in the jurisdiction in which such party resides, with the same legal force and validity as if served upon such party personally within the State of Maryland, (iv) waive any objection to the laying of venue of any such action or proceeding in a Maryland Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a Maryland Court has been brought in an improper or otherwise inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY INC.

By:
Name:
Title:

INDEMNITEE